                                                                   EXHIBIT 10.35

                            STOCK PURCHASE AGREEMENT

         AGREEMENT (this "Agreement") as of January 21, 1997, among ABC Industria e Comercio S.A. - ABC INCO, a Brazilian corporation ("Seller"), Lightel S.A. Tecnologia da Informacao, a Brazilian closed corporation ("Company"), Algar S.A. - Empreendimentos e Participacoes, a Brazilian corporation ("Sponsor"), and Williams International Telecom Limited, a Cayman Islands company ("Williams").

         WHEREAS, Company, Sponsor and Williams have concurrently herewith entered into the Subscription and Shareholders Agreement pursuant to which Williams shall subscribe to twenty-one million, nine hundred ninety-three thousand, twenty-nine (21,993,029) Shares; and

         WHEREAS, as part of such transaction, Seller shall sell to Williams thirty-one million, two hundred five thousand, three hundred eighty-six (31,205,386) Shares pursuant to this Agreement; and

         WHEREAS, on the basis of the representations and warranties and subject to the conditions set forth herein, Seller desires to sell to Williams and Williams desires to purchase from Seller the Shares.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given them in the Subscription and Shareholders Agreement ("Subscription and Shareholders Agreement") dated January 21, 1997 among Lightel S.A. Tecnologia da Informacao, Algar S.A. - Empreendimentos e Participacoes and Williams International Telecom Limited.

         Section 1.2 Interpretation.

         (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

         (c) words importing a gender include any gender;

         (d) an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Authority;



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



                                                       -37-

         (e) a reference to a (i) Section, Article or party is a reference to that Section or Article of, or that party, to this Agreement; and (ii) Exhibit, Annex or Schedule is a reference to that Exhibit, Annex or Schedule to the Subscription and Shareholders Agreement;

         (f) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

         (g) a reference to a party to any document includes that party's successors and permitted assigns.

         (h) a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or undertaking in writing; and

         (i) a reference to a document includes any agreement in writing, or any certificate, notices instrument or other document of any kind.

                                    ARTICLE 2
                           PURCHASE AND SALE; PROJECT

         Section 2.1 Purchase and Sale.

         (a) Subject to the terms and conditions set forth herein, on the Closing, Williams shall purchase from Seller and Seller shall sell to Williams thirty-one million, two hundred five thousand, three hundred eighty-six (31,205,386) Shares, constituting eleven and seventy-three hundredths percent (11.73%) of all of the issued and outstanding Shares. The Shares to be acquired by Williams shall consist of Williams Common Shares and Williams Preferred Shares. For the purpose of this Agreement, "Williams Common Shares" means three million, seven hundred fifty-five thousand, three hundred one (3,755,301) voting common Shares to be acquired by Williams under this Agreement, and representing, after giving effect to the Williams Subscription, the provisions of Exhibit 14.2 of the Subscription and Shareholders Agreement, and the acquisition of such Shares under this Agreement, five percent (5%) of the total issued and outstanding Common Shares of the Company. For the purpose of this Agreement, "Williams Preferred Shares" means twenty-seven million, four hundred fifty thousand, eighty-five (27,450,085) non-voting preferred Shares to be acquired by Williams under this Agreement, and representing, after giving effect to the Williams Subscription, the provisions of Exhibit 14.2 of the Subscription and Shareholders Agreement, and the acquisition of such Shares under this Agreement, seventy-two and eighty-two hundredths percent (72.82%) of the total issued and outstanding preferred Shares of the Company. The Williams Preferred Shares shall be of the same class as and having the same rights as all other existing or future preferred Shares of the Company including, without limitation, preferred Shares of the Company held by the IFC.



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         (b) The purchase price for the Shares shall be twenty-eight million, one hundred fifty-six thousand, four hundred eight dollars and fifty-six cents (US$28,156,408.56), payable at the Closing.

         Section 2.2 The Project. Seller covenants that the Project to be funded shall be as described in Article 2 of the Subscription and Shareholders Agreement.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 3.1 Representations and Warranties of the Company. The Company represents and warrants that:

         (a) it is a corporation duly incorporated and validly existing under the laws of Brazil and has the corporate power to own its assets, conduct its business as presently conducted and to enter into and perform its obligations under this Agreement, each Transaction Document to which it is a party, and any agreements in implementation hereof and thereof. Exhibit 3.1(a) is a copy of the By-laws of the Company and each of its Subsidiaries, together with all amendments to date, which are duly registered with the competent commercial registry;

         (b) it has full power and authority to undertake the obligations under this Agreement, each Transaction Document to which it is a party, and any agreements in implementation hereof and thereof, to execute and deliver this Agreement and each such Transaction Document, to perform its obligations hereunder and thereunder and observe the terms and provisions mentioned herein and therein;

         (c) the authorized share capital of the Company is three hundred million one hundred and twenty thousand (300,120,000) common and preferred registered Shares of no par value of which two hundred million (200,000,000) common Shares and twelve million seven hundred ninety-three thousand six hundred fifty-eight (12,793,658) preferred Shares have been issued and fully paid, and no options, warrants, rights or other capital stock of the Company are outstanding. Set forth in Schedule 3.1(c) is the authorized and issued share capital of each of the Subsidiaries of the Company, which issued share capital is fully paid;

         (d) the Williams Shares, after giving effect to the Williams Subscription under the Subscription and Shareholders Agreement, the provisions of Side Letters 1, 2 and 3 set forth in Exhibit 14.2, and the acquisition of the Williams Shares hereunder, shall represent twenty percent (20%) of the total issued and outstanding Shares of the Company. Except as set forth in Schedule 3.1(d), the Williams Shares shall be available at the Closing for (i) subscription by Williams under the Williams Subscription; (ii) acquisition by Williams under this Agreement; and (iii) issuance to Williams under the provisions of Side Letters 1, 2 and



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3 set forth in Exhibit 14.2, and shall be free from any preemptive rights,
Liens, charges or encumbrances whatsoever;

         (e) the execution and delivery of each Transaction Document to which it is a party, including this Agreement, and the performance of the obligations set forth herein and therein, have been duly authorized by all necessary action on its part and constitutes valid and legally binding obligations of the Company, enforceable in accordance with their terms;

         (f) the execution and delivery of any Transaction Document to which it is a party, including this Agreement, and the performance of its obligations hereunder and thereunder shall not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under (i) any provision of its Estatuto Social; (ii) any provision of any applicable law, regulation, rule, decree, judgment or order to which it is subject; or (iii) any indenture, mortgage, agreement or other instrument or arrangement to which the Company is a party or by which it is bound;

         (g) all dealings between any company of the Algar Group, including the Company and any of the Sponsor's Subsidiaries and Affiliates, on the one hand, and any company of the Company Group, on the other hand, shall be remain on normal arm's-length terms as if between unrelated parties; all such transactions which occurred during 1996 are summarized in Schedule 3.1(g);

         (h) neither the Company nor any of its property enjoys any right of immunity from set-off, suit or execution in respect of its assets or its obligations under any Transaction Document;

         (i) all governmental, corporate, shareholders' and creditors' authorizations, consents, approvals, waivers and licenses required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly obtained or granted and are in full force and effect;

         (j) it has made the notifications to the Brazilian competent Authority, which are required to be made pursuant to applicable law (and has caused its Subsidiaries engaged in the Telecommunications and Information Technology Sector to also notify the Brazilian competent Authority) of any and all changes in their respective shareholdings as a result of each corporate restructuring which has been undertaken by the Company and its Subsidiaries since the date of the organization of the Company and each of its Subsidiaries to date;

         (k) except as set forth in Schedule 3.1(k), it has complied with and is in compliance in all material respects with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees and awards of any Authority in connection with its assets, properties and business. It has not received any notice of any failure to comply with, nor



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are there any circumstances which indicate that it is in violation of any such laws, regulations, ordinances, orders, judgments or decrees;

         (l) it has not, nor has any of its directors, officers, managers, employees, agents or representatives directly or indirectly, offered, paid or promised to pay, or authorized the payment of any money or other thing of value (including any fee, gift, sample, travel expense, or entertainment with a value in excess of US$250 or the equivalent thereof in any currency) to any person who is an official, officer, agent, employee or representative of any government or instrumentality thereof or of any government-owned or non-government owned existing or prospective customer, to any political party or official thereof, to any candidate for political or political party office, or to any other person or Authority while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official or candidate, to obtain or retain business. All payments made by the Company to third parties are made by check mailed or otherwise delivered to the principal place of business of a party; or by wire transfer to a bank located in the same jurisdiction as such place of business of a party, in all cases in the name of such third party;

         (m) each transaction of the Company has been properly and accurately recorded on the books and records of the Company, and each document (including any contract, invoice or receipt) on which entries in the Company's books and records are based is complete and accurate in all respects. The Company has maintained a system of internal accounting controls adequate to insure that each maintains no off-the-books accounts and the assets of the Company are used only in accordance with the directives of the Company's management;

         (n) the Company has at all times during the previous five-year period complied with the export control laws of the United States with respect to products, services and technology obtained from the United States, and with those of any other jurisdictions, to the extent such U.S. and other laws were or are applicable. Except as set forth in Schedule 3.1(n) no product sold or service performed by the Company in the previous five-year period has been sold or performed, directly or indirectly, to or for the benefit of, nor has the Company had any business dealings whatsoever with, any person of or in Cuba, Iran, Iraq, Libya, Serbia, Montenegro or Serbian-controlled portions of Croatia or Bosnia, or North Korea, or any person owned or controlled by any of the foregoing (including without limitation "specially designated nationals"). Except as set forth on Schedule 3.1(n), no product sold or service performed by the Company during the previous five-year period has contained more than ten percent (10%) U.S. content by value or was manufactured or provided using any U.S. origin technical data;

         (o) except as set forth on Schedule 3.1(o), during the previous five-year period, no product has been sold or service performed by the Company to or for the benefit of




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






customers in Bahrain, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Sudan, Syria, United Arab Emirates, or Yemen; and

         (p) the representations referred to in Subsections (a) through (o) above are also made on behalf of each Subsidiary and Affiliate of the Company and therefore applicable to each of such Subsidiaries and Affiliates "mutatis mutandis?.

         Section 3.2 Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Williams that:

         (a) it is a corporation duly incorporated and validly existing under the laws of Brazil and has the corporate power to own its assets, conduct its business as presently conducted and to enter into this Agreement and any agreements in implementation hereof;

         (b) it has full power and authority to undertake the obligations hereunder, to execute and deliver this Agreement, to perform its obligations and observe the terms and provisions mentioned herein;

         (c) the execution and delivery of this Agreement and the performance of the obligations set forth herein have been duly authorized by all necessary action on its part and constitute valid and legally binding obligations of the Sponsor, enforceable in accordance with its terms;

         (d) the execution and delivery of this Agreement and the performance of its obligations hereunder shall not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require a consent under (i) any provision of its Estatuto Social; (ii) any provision of any applicable law, regulation, rule, decree, judgment or order to which it is subject; (iii) any provision of any indenture, mortgage, agreement or other instrument or arrangement to which it is a party, or which is binding upon it or any of its assets;

         (e) all governmental, corporate, shareholders?, and creditors? authorizations, consents, approvals, waivers and licenses required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly obtained or granted and are in full force and effect;

         (f) except as set forth in Schedule 3.2(f), neither the Sponsor nor any Subsidiary or Affiliate of the Sponsor, except the Company, nor any statutory director ("conselheiro") or officer ("diretor") of any of the Sponsor, the Seller, the Company or CTBC, has acquired any shares in CTBC or any options, warrants or other rights in respect of such shares, from subscribers of CTBC or otherwise. Schedule 3.2(f) sets forth all of the purchases, options or rights, whether written or oral, to acquire any shares in CTBC, held, owned or controlled by the Sponsor, any company of the Algar Group or their respective Subsidiaries or Affiliates;



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         (g) when delivered at the Closing, the report on CTBC shares described in Section 5.1(o) shall be true and correct in all respects; and

         (h) it is the lawful owner, free and clear of all Liens, of one hundred ninety-nine million, nine hundred ninety-nine thousand, nine hundred and ninety-five (199,999,995) common voting Shares and zero (0) preferred non-voting Shares representing approximately ninety three point ninety nine percent (93.99%) of the total number of issued and outstanding share capital of the Company on the date of this Agreement.

         Section 3.3 Representations and Warranties of the Seller. The Seller hereby represents and warrants to Williams that:

         (a) it is a corporation duly incorporated and validly existing under the laws of Brazil and has the corporate power to own its assets, conduct its business as presently conducted and to enter into this Agreement and any agreements in implementation hereof.

         (b) it has full power and authority to undertake the obligations hereunder, to execute and deliver this Agreement, to perform its obligations and observe the terms and provisions mentioned herein.

         (c) the execution and delivery of this Agreement and the performance of the obligations set forth herein have been duly authorized by all necessary action on its part and constitute valid and legally binding obligations of the Seller enforceable in accordance with its terms.

         (d) the execution and delivery of this Agreement and the performance of its obligations hereunder shall not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require a consent under (i) any provision of its Estatuto Social; (ii) any provision of any applicable law, regulation, rule, decree, judgment or order to which it is subject; (iii) any provision of any indenture, mortgage, agreement or other instrument or arrangement to which it is a party, or which is binding upon it or any of its assets.

         (e) all governmental, corporate, shareholders', and creditors' authorizations, consents, approvals, waivers and licenses required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly obtained or granted and are in full force and effect.

         (f) it is the lawful owner, free and clear of all Liens, of three million, seven hundred fifty-five thousand, three hundred one (3,755,301) common voting Shares and twenty-seven million, four hundred fifty thousand, eighty-five (27,450,085) Preferred non-voting Shares representing approximately eleven and seventy-three hundreds percent (11.73%) of the total number of issued and outstanding share capital of the Company on the date of this Agreement.



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         Section 3.4 Representations and Warranties of the Company, the Seller
and the Sponsor. Without limiting the contents of the representations and warranties contained in Sections 3.1, 3.2 and 3.4 of this Agreement, the Company, the Seller and the Sponsor, jointly and severally, further represent and warrant to Williams that:

         (a) Schedule 3.3(a) are the lists of the present shareholders of each of the Company and its Subsidiaries including CTBC. Each of the Seller, Sponsor, the Company and the Subsidiaries and Affiliates of the Seller, Sponsor and the Company, and the shareholders of such entities, have no other direct and/or indirect equity or quasi-equity interest in any direct and/or indirect Subsidiary of the Company, including CTBC, except as set forth in Schedule 3.3(a);



         (b) under prevailing legislation, the subscribers of CTBC have the right to receive shares in exchange for subscribers' fees already paid to CTBC for the right to use the respective telephone line. The shares, to be subscribed for by the new subscribers, can be common voting shares and/or preferred non-voting shares, with due observance of the limits set forth in the Brazilian Corporate Law (Lei das Sociedades Anonimas). Except for these shares and capital increases, there exists no other options, warrants or any other rights which might result in the effective reduction of the percentage equity interest of the Company in any of its Subsidiaries and Affiliates;

         (c) a copy of the audited consolidated financial statements of Lightel Servicos and its Subsidiaries as of December 31, 1995 and the unaudited consolidated financial statements of the Company and its Subsidiaries as of September 30, 1996, are set forth in Exhibit 3.3(c). Such documents fairly completely and accurately present the financial position of Lightel Servicos and the Company and their respective Subsidiaries at the relative dates and for the respective periods covered, and have been prepared in conformity with accounting principles generally accepted in Brazil and applied on a consistent basis throughout the periods involved. Except as set forth in Schedule 3.3(c), Lightel Servicos owns no other assets, equity or business;

         (d) since the date of the financial statements drawn up on September 30, 1996, the Company and each of its Subsidiaries and Affiliates have not suffered any material adverse change in their business prospects or financial condition or incurred any substantial or unusual loss or liability. For the purposes hereof, the term "material" means any transaction (or a series of related transactions) valued at or an event (or series of related events) resulting in a loss or liability or change in financial position (or which can reasonably be expected to result in a loss or liability or change in financial position) equal to or exceeding five million U.S. dollars (US$5,000,000) or its Dollar Equivalent in Reais. Since such date, the Company and each of its Subsidiaries and Affiliates have not undertaken or agreed to undertake any substantial obligation outside the ordinary course of business;



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



         (e) the books and records of the Company and each of its Subsidiaries and Affiliates have been prepared and maintained in accordance with accounting principles generally accepted in Brazil and consistently applied. The books of account of the Company and its Subsidiaries and Affiliates comply with the requirements of Brazilian law and are not affected by any extraordinary or non-recurring item;

         (f) since the date of the formation of the Company and of each of its Subsidiaries and Affiliates, there have been no liabilities, asserted liabilities or obligations of any nature affecting the Company or such Subsidiary or Affiliate, respectively, whether absolute, accrued, contingent or otherwise, other than those disclosed or reflected: (i) on each of the audited financial statements of the Company or such Subsidiary or Affiliate; or (ii) if arising after the date of the most recent audited financial statements of such entity, in the most recent unaudited financial statements of such entity, or
(iii) if arising after the date of the most recent unaudited financial statements of such entity, in the books and records of such entity;

         (g) since the date of its formation, the Company has ascertained and paid all taxes and quasi-tax contributions measured on its profits or levied by virtue of corporate restructurings and has further timely and punctually filed any tax returns required by the federal, state and municipal laws in Brazil;

         (h) all tax returns and reports of the Company and each of its Subsidiaries and Affiliates required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Company and each of its Subsidiaries and Affiliates, or their properties, or their income or assets, which are due and payable, have been paid, other than those presently payable without penalty or interest. If such taxes are not yet due, adequate provisions have been made in the accounting records of the Company and each of its Subsidiaries and Affiliates for the payment of such taxes;

         (i) except as set forth in Schedule 3.3(i), the Company and each of its Subsidiaries and Affiliates are not engaged in nor, to the best of their knowledge, threatened by, any litigation, arbitration or administrative proceeding the outcome of which might materially and adversely affect their business prospects or financial position. To the best of their knowledge and belief, the Company and each of its Subsidiaries and Affiliates are not in violation of any statute or regulation of any governmental authority and no judgement or order has been issued which has or is likely to have any materially adverse effect on the Company's and each Subsidiary's and Affiliate's business prospects or financial position;

         (j) the Company and each of its Subsidiaries and Affiliates have good and unencumbered title to all of the properties at which their business are carried on or are proposed to be carried on for the purposes of the Project;



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


         (k) the Company and each of its Subsidiaries and Affiliates have the right to all concessions, permissions, authorizations, trademarks, trade names, patents and license agreements necessary for the conduct of their business as now conducted and as proposed to be conducted, without any known conflict with the rights of others;

         (l) no person, firm or company has (other than as a shareholder and, according to law, as an employee) any right to participate in the profits of the Company and any Subsidiary or Affiliate. The Company and each of its Subsidiaries and Affiliates are not managed by any third party;

         (m) since the date of its formation, the Company has not engaged in any transaction or operation inconsistent with its status of a holding company;

         (n) except as set forth in Schedule 3.3(n), neither the Company nor any of its Subsidiaries or Affiliates is a party to any labor suit brought against it by any of its former employees claiming in court any payments associated with the labor relationship with the Company or any Subsidiary or Affiliate, nor is the Company or any Subsidiary or Affiliate a party to any legal action instituted by any third party;

         (o) except as set forth in Schedule 3.3(o), neither the Company nor any of its Subsidiaries or Affiliates is a party to, or committed to enter into, any material contract (i.e., contract other than in the ordinary course of business), which would or might affect the judgment of a prospective investor;

         (p) except as set forth in Schedule 3.3(p), neither the Company nor any of its Subsidiaries or Affiliates have any outstanding mortgage, charge or other Lien on any of their respective assets, and no contract or arrangement, conditional or unconditional, exists for the creation by any of such entities of any mortgage, charge or other Lien;

         (q) the Sponsor, the Seller, the Company and CTBC are in compliance in all respects with, and no breach has occurred with respect to, their respective obligations under the mortgages, charges, or other Liens and contracts or arrangements, conditional or unconditional, set forth in Schedule 3.3(p) and under the following agreements, entered into with the International Finance Corporation, all of which are dated July 18, 1996: (i) Common Terms Agreement;
(ii) Subscription and Shareholders Agreement; (iii) Loan Agreement; (iv) Put Option Agreement; and (v) Guarantee Agreement; and any other agreement entered into with the International Finance Corporation by such entities;

         (r) except as set forth in Schedule 3.3(r), there are no contracts or other arrangements, written or oral, regarding the contribution or transfer of CTBC shares to Lightel;

         (s) the Sponsor and the Seller agree to indemnify, defend and hold Williams and its Affiliates harmless from any damages, losses, lost profits, liabilities and contingencies of any nature whatsoever derived from (i) any corporate restructuring that either the Company or any of its Subsidiaries (which are engaged in the Telecommunications and Information Technology Sector) might have undertaken to date; (ii) the inaccuracy of any representations and warranties contained in this Agreement; (iii) the breach of any covenant or agreement of the Sponsor, the Seller or the Company under this Agreement; and (iv) all undisclosed liabilities of the Company, its Subsidiaries or Affiliates arising prior to the Closing.

         Section 3.5 Exercise of Sponsor's and Seller's Voting Rights. Each of the Sponsor and Seller agree to exercise its voting rights and/or any other rights granted to it by law or otherwise, so as to permit the Company the fulfillment of all of its obligations hereunder and to achieve the prompt and effective implementation of this Agreement.

         Section 3.6 Warranty. Each of the Company, the Sponsor and the Seller acknowledges that it has made the representations and warranties referred to in Sections 3.1 through 3.5 with the intention of persuading Williams to enter into this Agreement and that Williams has entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. Each of the Company, the Seller and the Sponsor warrants to Williams that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations or warranties misleading. For the purposes hereof the phrase "in all material respects" means the absence of any event, condition or circumstance which might jeopardize the transactions contemplated in this Agreement, the Williams Subscription or the ownership by Williams of the Williams Shares, or the knowledge of which would cause a reasonable investor to refrain from making an investment such as the Williams Subscription, on the existing terms set forth herein.

         Section 3.7 Rights and Remedies not Limited. William's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Company, the Seller or the Sponsor are not prejudiced:

         (a) by an investigation by or on behalf of Williams into the affairs of the Company;

         (b) by the execution or the performance of this Agreement; or

         (c) by any other act or thing which may be done by or on behalf of Williams in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

         Section 3.8 Representations and Warranties for Williams Acquisition. For the purpose of the acquisition and payment for the Williams Shares, the Company shall represent and warrant that:



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






         (a) the representations and warranties made or confirmed in Sections 3.1, 3.2, 3.3, 3.4 and 3.6 continue to be true;

         (b) no Event of Suspension and/or Cancellation has happened and is continuing;

         (c) since the date of this Agreement, nothing has occurred which might materially adversely affect the carrying out of the Project or the Company's business prospects or financial condition or the business prospects or financial condition of each of its Subsidiaries and Affiliates, or make it improbable that the Company or any of its Subsidiaries or Affiliates shall be able to fulfill any of its obligations under any agreement to which the Company, each Subsidiary or Affiliate is a party, including this Agreement; nor has the Company or any Subsidiary or Affiliate incurred any substantial or unusual loss or liability. For the purposes hereof the phrase "materially adversely affect" means any event, condition or circumstance which might jeopardize the transactions contemplated in this Agreement, Williams' acquisition or the ownership by Williams of the Williams Shares, or the knowledge of which would cause a reasonable investor to refrain from making an investment such as Williams' acquisition of the Williams Purchased Shares, on the existing terms set forth herein; and

         (d) the proceeds from the acquisition and payment are, at the date of the relevant request, needed by the Company for the purposes of the Project, the details of which are set forth in Schedule 2.1, or shall be needed for that purpose within three (3) months of such date.

         Section 3.9 Representations and Warranties of Williams. Williams hereby represents and warrants to the Sponsor, Seller and the Company that:

         (a) it is a limited company duly incorporated and validly existing under the laws of the Cayman Islands, British West Indies, and has the corporate power to own its assets, conduct its business as presently conducted and to enter into this Agreement and any agreements in implementation hereof;

         (b) it has full power and authority to undertake the obligations hereunder, to execute and deliver this Agreement, to perform its obligations and observe the terms and provisions mentioned herein;

         (c) the execution and delivery of this Agreement and the performance of the obligations set forth herein have been duly authorized by all necessary action on its part and constitute valid and legally binding obligations of Williams, enforceable in accordance with its terms;

         (d) the execution and delivery of this Agreement and the performance of its obligations hereunder shall not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require a consent under (i) any provision of its Memorandum and Articles of Association; (ii) any provision of any applicable law, regulation, rule, decree, judgment or order to which it is subject; (iii) any provision of any indenture, mortgage, agreement or other instrument or arrangement to which it is a party, or which is binding upon it or any of its assets; and

         (e) all governmental, corporate, shareholders?, and creditors? authorizations, consents, approvals, waivers and licenses required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly obtained or granted and are in full force and effect.

                                    ARTICLE 4
                         WILLIAMS ACQUISITION OF SHARES

         Section 4.1 Acquisition of Shares by Williams.

         (a) On the terms and subject to the conditions of this Agreement, Williams shall have the right to acquire the Williams Preferred Shares and the Williams Common Shares (collectively, the "Williams Purchased Shares") and pay therefor an aggregate price not to exceed twenty-eight million, one hundred fifty-six thousand, four hundred eight dollars and fifty-six cents ($28,156,408.56). After giving effect to the acquisition of the Williams Shares pursuant to this Agreement, the provisions of Exhibit 14.2 of the Subscription and Shareholders Agreement and the Williams Subscription, together the Williams Shares shall represent twenty percent (20%) of the total issued and outstanding Shares of the Company.

         (b) The Seller shall request Williams to acquire the totality of the Williams Purchased Shares by delivering to Williams, at least seven (7) Business Days prior to the proposed date of acquisition, a request substantially in the form of Exhibit 4.1(b).

         (c) Williams shall pay the aggregate of the acquisition price of the Williams Purchased Shares in one lump sum to the credit of the Company at the bank specified in the request for acquisition or at such other bank in such place as Williams and the Seller from time to time agree.

         (d) Notwithstanding anything contained in this Agreement, Williams may, at any time and from time to time, in its discretion and without request by the Seller, acquire and pay, on the terms set out in Subsection (a) above, for any or all of the Williams Purchased Shares; provided that Williams may not acquire Shares after giving effect to the acquisition of the Williams Purchased Shares hereunder, and the Williams Subscription, the provisions of Exhibit 14.2 of the Subscription and Shareholders Agreement representing more than twenty per cent (20%) of the total issued and outstanding share capital of the Company pursuant to this Section.

         (e) Upon the acquisition and payment by Williams under this Section, the Seller shall:

             (i) transfer to Williams the number of Williams Purchased Shares so acquired free of all Liens and which shall rank, pari passu in all respects with all other Shares of the same category of Williams Purchased Shares and deliver to Williams two (2) share certificates evidencing valid title to such number of Williams Preferred Shares and Williams Common Shares, respectively; and

             (ii) furnish to Williams evidence that the Williams Shares have been duly and validly authorized, issued and delivered in compliance with Brazilian law and that all other legal requirements in connection with the authorization, issue and delivery have been duly satisfied, including the making of the proper entries in the shareholders registry book of the Company.

         Section 4.2 Actions Prohibited until Williams Purchased Shares Acquired. Until all of the Williams Purchased Shares have been acquired or the acquisition and payment of the Williams Purchased Shares hereunder has been canceled as provided in Section 4.3 whichever first occurs:

         (a) the Company shall not, unless Williams otherwise agrees:

             (i) issue any Shares of any class, except in accordance with the Financial Plan;

             (ii) increase its subscribed, paid in and authorized capital except in accordance with the provisions of this Agreement;

             (iii) change the rights attached to, any of its Shares of any class; or

             (iv) take any other action by amendment of its Estatuto Social or through reorganization, consolidation, merger or sale of assets, or otherwise which might result in the equity interest in the Company represented by the Williams Shares being equivalent to less than twenty percent (20%) of the total issued and outstanding Shares of the Company.

         Section 4.3 Suspension and Cancellation of Williams Acquisition. (a) Williams may, by notice to the Seller, suspend or cancel the acquisition of the Williams Purchased Shares:

         if:

             (i) by February 28, 1997 any of the conditions of acquisition and payment under this Agreement as set forth in Section 5.1 has not been met; or

             (ii) the Seller has not made available the Shares for the acquisition by Williams;

             (iii) if any Event of Suspension and/or Cancellation has occurred and is continuing, or if the Event of Suspension and/or Cancellations specified in Section 6.1 (m) is, in the reasonable opinion of Williams, imminent; or

             (iv) if, at any time, in the reasonable opinion of Williams, there exists any situation which indicates that performance by each the Company or Seller of any of its obligations under this Agreement cannot be expected.

         (b) The exercise by Williams of its right of suspension does not preclude Williams from exercising its right of cancellation, either for the same or another reason. A suspension does not limit any other provision of this Agreement.

         Section 4.4 Obligations of the Company after Williams Acquires the Williams Shares.

         (a) Within ten (10) Business Days following the acquisition and payment for the Williams Purchased Shares, the Seller and the Company each agrees to assist Williams in applying with the Banco Central for the issuance of the Certificado de Registro to evidence the Williams Purchased Shares as a foreign investment of Williams so as to allow Williams the receipt of dividends, proceeds of sale of the Williams Purchased Shares and any other Shares of the Company received by Williams by way of stock dividends, share splits or replacement shares.

         (b) The Seller and the Company each agrees to provide the Banco Central with any information and/or document that the Banco Central may request and to comply with any requirement the Banco Central may make so as to issue the Certificado de Registro.

         (c) The Seller and the Company shall be liable for the payment of any penalty or fine that might be imposed by the Banco Central as a result of an event attributable to the Company in case of its failure to comply with the terms set forth in the applicable legislation for the application for registration of foreign investments in Brazil and the fulfillment of any requirement made by the Banco Central for such purpose or any other purpose.

         (d) The Seller and the Company shall each make its best efforts to assist Williams to cause the Banco Central to issue the Certificado de Registro evidencing the Williams Purchased Shares within sixty (60) days following the Closing. Within two (2) Business Days following the receipt of such Certificado de Registro by the Company, the Company agrees to send the original copy thereof to Williams.

                                   ARTICLE 5
        CONDITIONS OF WILLIAMS' ACQUISITION OF WILLIAMS PURCHASED SHARES

         Section 5.1 Conditions of the Williams' Acquisition. The obligation of Williams to make the acquisition and payment hereunder is subject to the fulfillment, in a manner satisfactory to Williams, prior to or concurrently with the making of such acquisition and payment, of the following conditions:

         (a) the Sponsor, the Company, its Subsidiaries and Affiliates have performed all of their respective obligations due to be performed under the Transaction Documents, including this Agreement, in each case due to be performed prior to the disbursement;

         (b) arrangements have been made by the Company and by each of its Subsidiaries and Affiliates with respect to the installation and operation of an accounting and cost control system and a management information system satisfactory to Williams and for the confirmation of Arthur Andersen as Auditors for the Company and for each of its Subsidiaries and Affiliates;

         (c) the Company, each of its Subsidiaries and Affiliates have insured their respective properties and business with adequate coverage covering risks normally covered by companies engaged in the relevant Telecommunications and Information Technology Sector pursuant to the minimum insurance requirements set forth in Schedule 5.1(c) and Williams has been provided with copies of all insurance policies together with a certificate of the insurer confirming that such policies are in effect;

         (d) all the Transactions Documents have been entered into by all parties to them, have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms; and, if Williams requires, Williams has received a copy of each Transaction Document to which it is not a party, certified as a true and complete copy by the Company;

         (e) the Board of Directors of the Company shall have: (i) convened an Extraordinary Shareholders Meeting of the Company to be held on the Closing Date, at which the Sponsor shall vote to appoint the Williams Director to the Board of Directors of the Company; and (ii) adopted a Board resolution stating the policy of the Company regarding CTBC shares in the terms described in
Section 10.11;

         (f) the Seller and the Company have obtained, or made adequate arrangements for obtaining, all Authorizations and other necessary approvals or consents for:

             (i) the acquisition of the Williams Purchased Shares;

             (ii) the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on;

             (iii) the carrying out of the Project and the implementation of the Financial Plan; and

             (iv) the due execution and delivery of, and performance under, the Transaction Documents, and any documents necessary or desirable in their implementation and delivery of the Williams Purchased Shares;

         (g) and has provided Williams with copies of those Authorizations, certified as true and complete copies by the Company, if Williams so requires;

         (h) Williams has received a legal opinion substantially in the form of
Exhibit 5.1(h) from the Sponsor's and the Company's in-house general counsel, with respect to:

             (i) the organization, existence, operations and corporate restructurings of each of the Company, its Subsidiaries and Affiliates, and the formation of their respective authorized, subscribed and paid-in share capital;

             (ii) the matters referred to in Subsections (d), (e) and (f) above;

             (iii) the title of the Company, each of its Subsidiaries and Affiliates to, or other interest of the Company, each of its Subsidiaries and Affiliates in their respective immovable and moveable assets;

             (iv) the authorization, execution, validity and enforceability of this Agreement, and any documents in implementation of this Agreement;

             (v) the validity, effectiveness and enforceability of the Concessions and the Portarias;

             (vi) the terms and conditions for the payment of the compensation due to CTBC in the event the Concession Agreement is terminated for any reason whatsoever;

             (vii) the representations and warranties of the Sponsor and the Company contained in this Agreement are true and accurate in all respects as of the Closing Date and the Sponsor and the Company are in full compliance in all respects with the covenants contained in this Agreement as of the Closing Date; and


             (viii) such other matters relating to the transactions contemplated by this Agreement, and any other Transaction Documents as Williams reasonably requests;

         (i) Williams has received (if Williams so requires) reimbursement of fees and expenses of Williams' counsel and other expenses as provided in Section
10.9 unless paid beforehand directly to such counsel upon the request of Williams;

         (j) Williams has received the Certificate of Incumbency and Authority;

         (k) the Company and each of its Subsidiaries and Affiliates shall be in compliance with national and local environmental, safety and health laws and standards and the relevant World Bank Guidelines;

         (l) since the date of the latest financial statements attached hereto, the Company has not, nor has any of its Subsidiaries and Affiliates, incurred any loss or liability;

         (m) after giving effect to the acquisition of the Williams Purchased Shares, the Company shall not be in violation of:

             (i) its Estatuto Social;

             (ii) any provision contained in any document to which the Company is a party (including this Agreement) or by which the Company is bound; or

             (iii) any applicable Brazilian law, rule or regulation;

         (n) immediately after the acquisition of the Williams Purchased Shares and having given effect to the Williams Subscription, Williams shall not have acquired or paid for a higher proportion of the Williams Purchased Shares than the proportion which all of the remaining Shareholders of the Company have by then subscribed or paid for of the total number of Shares to be subscribed by them in accordance with the Financial Plan;

         (o) the Sponsor shall have delivered to Williams a true and correct report of all shares of CTBC acquired by the Sponsor, the Company or any their respective Subsidiaries or Affiliates, from a non-Affiliate from the date hereof until the Closing Date, indicating the number and class of shares acquired, the identity of the purchaser and of any subsequent transferees or assignees of such shares, the date of the purchases and subsequent transfers or assignments of such shares, if any, and the effective net price paid for such shares upon initial purchase and any subsequent transfers or assignments;

         (p) no Event of Suspension and/or Cancellation shall have occurred and be continuing; and

         (q) the Sponsor shall have delivered to Williams an update of Schedule 3.1(g), to reflect any additional transactions which have occurred between the date hereof and the Closing Date;

         Section 5.2 Company Certification. Seller shall have caused the Company to deliver to Williams as part of the request for the subscription and disbursement under the Williams Subscription a certification, substantially in the form of Exhibit 4.1(b) signed by the President of the Company with respect to the matters referred to in Section 3.8 and the conditions specified in
Section 5.1, expressed to be effective as of the date of the subscription and disbursement under the Williams Subscription; and such evidence as Williams reasonably requests of the proposed utilization of the proceeds of the acquisition and payment for the Williams Purchased Shares.

         Section 5.3 Conditions for Williams Benefit. The conditions in Sections
5.1 and 5.2 are for the benefit of Williams and may be waived only by Williams at its sole discretion.

         Section 5.4 Saving of Rights. Unless Williams otherwise notifies the Seller and the Company, and without limiting the generality of Section 10.12, the right of Williams to require compliance with any condition under this Agreement which Williams waives in respect of the acquisition hereunder is preserved for the purpose of the future exercise of any other right of Williams hereunder.

                                    ARTICLE 6
                    EVENTS OF SUSPENSION AND/OR CANCELLATION
                             OF WILLIAMS ACQUISITION

         Section 6.1 Events of Suspension and/or Cancellation. Each of the following events constitutes an Event of Suspension and/or Cancellation:

         (a) if the Company, any Subsidiary or Affiliate fails to carry out the Project and conduct its business with due diligence and efficiency in accordance with sound engineering, financial and business practices; if the Company fails to carry out the Project in accordance with the Project description which is contained in Schedule 2.1 (subject to any modifications to which Williams may agree); or fails to cause the funding specified in the Financial Plan to be applied exclusively to the Project;

         (b) if the Company, any of its Subsidiaries or Affiliates fails to maintain at all times a firm of independent public accountants of international standing and sound reputation as auditors of each of such companies;

         (c) if the Company, any Subsidiary or Affiliate fails to design, construct, operate and maintain all plant and equipment in compliance with the applicable environmental, occupational health and safety requirements of the Government of Brazil and the local authorities, and applicable World Bank Guidelines;

         (d) except to the extent required by Brazilian laws, if the Company declares or pays any dividend or makes directly or indirectly any distribution on its share capital, or purchases, redeems or otherwise acquires any Shares of the Company or any option over the same prior to Closing or the cancellation by Williams of the acquisition of the Williams Shares, as the case may be;

         (e) if either the Company or any Subsidiary or Affiliate enters into any transaction with any person other than in the ordinary course of business, on ordinary commercial terms and on the basis of arm's-length arrangements;

         (f) if either the Company or any Subsidiary or Affiliate enters into any partnership (except for the purpose of carrying out the Project), profit-sharing or royalty agreement or other similar arrangement whereby the Company's or any Subsidiary's or Affiliate's income or profits are, or might be, shared with any other person; or if the Company or any Subsidiary or Affiliate enters into any management contract or similar arrangement whereby the business or operations of the relevant company are managed by any other person;

         (g) if the Company forms any Subsidiary or acquires shares of any company, unless each of such Subsidiary and company is designed to be a company of the Company Group;

         (h) if the Company changes its Estatuto Social in any manner which would be inconsistent with the provisions of any Transaction Document; changes its Fiscal Year; changes the nature of its present and contemplated business or operations or change the nature or scope of the Project; sells, transfers, leases or otherwise disposes of all or a substantial part of its assets (whether in a single transaction or in a series of transactions, related or otherwise) other than sales, transfers, leases or other forms of disposal in the ordinary course of business; or undertakes or permits any merger, consolidation, spin-off or the transformation of the legal structure of any company of the Company Group into any other structure;

         (i) if the Company terminates, amends or grants any waiver in respect of any provision of any Transaction Document;

         (j) if the Sponsor, any Subsidiary or Affiliate of the Company fails to perform any obligation under any Transaction Document to which it is a party;

         (k) if the Sponsor, the Company or any of their respective Subsidiaries or Affiliates fails to perform any of its obligations under this Agreement or any other agreement between the Sponsor, the Company or such Subsidiary or Affiliate, on the one hand, and Williams, on the other hand;

         (l) if any representation or warranty confirmed or made in Article 3 or in connection with the execution and delivery of this Agreement, or in connection with the request for acquisition and payment under this Agreement, shall be found to be incorrect in any material respect. For the purposes hereof the phrase "in any material respect" means the existence of any event, condition or circumstance which might jeopardize the transactions contemplated in this Agreement, the Williams Subscription or the ownership by Williams of the Williams Shares, or the knowledge of which would cause a reasonable investor to refrain from making an investment such as the acquisition of the Williams Shares, on the existing terms set forth herein;

         (m) if any government or governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated (including in any gradual or progressive manner), all or any substantial part of the property or other assets of the Sponsor, the Company, any Subsidiary or Affiliate or of the share capital of the relevant company or shall have assumed custody or control of such property or other assets or of the business or operations of the Sponsor, the Company, any Subsidiary or Affiliate or of the share capital of the relevant company, or shall have taken any action for the dissolution or disestablishment of the Sponsor, the Company, any Subsidiary or Affiliate or any action that would prevent any of such companies or its officers from carrying on its business or operations or a substantial part thereof;

         (n) if a decree or order by a court is entered against the Company, the Sponsor, any of the Company's Subsidiaries or Affiliates:

             (i) adjudging the Company, the Sponsor, any of the Company's Subsidiaries or Affiliate, "concordatarias", bankrupt or insolvent;

             (ii) approving as properly filed a petition seeking reorganization, "concordata" arrangement, adjustment or composition of, or in respect of, the Company, the Sponsor, any of the Company's Subsidiaries or Affiliates under any applicable law;

             (iii) appointing a receiver, liquidator, assignee, trustee, "comissario," sequestrator (or other similar official) of the Company, the Sponsor, any of the Company's Subsidiaries or Affiliates or of any substantial part of the property or other assets owned by any of such persons; or

             (iv) ordering the dissolution, winding up or liquidation of the affairs of the Company, the Sponsor, any of the Company's Subsidiaries, or any Affiliate;

             (v) or any petition is filed seeking any of the above and is not dismissed within thirty (30) days;

         (o) if the Company, the Sponsor, any of the Company's Subsidiaries or
Affiliates:

             (i) requests a moratorium or suspension of payment of debts from any court;

             (ii) institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;


             (iii) consents to the institution of bankruptcy or insolvency proceedings against it;

             (iv) files a petition or answer or consent seeking reorganization ("concordata") or relief under any applicable law, consents to the filing of any such petition or to the appointment of a receiver, liquidator, "comissario" assignee, trustee, sequestrator (or other similar official) of the Company, the Sponsor, any of the Company's Subsidiaries or Affiliates, or of substantial part of their respective properties;

             (v) makes a general assignment for the benefit of creditors; or

             (vi) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent;

         (p) if an attachment or analogous process is levied or enforced upon or issued against any of the assets of the Company, the Sponsor, any of the Company's Subsidiaries or Affiliates, is not discharged within thirty (30) days;

         (q) if any other event occurs which under any applicable law would have an effect analogous to any of those events listed in Subsections (n), (o), and
(p) above;

         (r) if any provision of any Transaction Document is revoked, terminated or ceases to be in full force and effect or the performance of the obligations of any party to such agreements becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is contested by any person and the provision is not restored or replaced by a provision acceptable to Williams, or such repudiation or challenge withdrawn within thirty (30) days of Williams' notice to the Company requiring that restoration, replacement or withdrawal;

         (s) if this Agreement, any Concession, the Concession Agreement, or any
Portaria:

             (i) is breached by the relevant party to it and such breach may have an adverse effect on the ability of the Company to perform and observe its obligations under any Transaction Document; or

             (ii) is revoked, terminated or ceases to be in full force and effect without the prior consent of Williams, or performance of the obligations under this Agreement, any Concession, Concession Agreement or under any of the Portarias becomes unlawful; or any of such agreements, concessions or Portarias is declared to be void or is repudiated or its validity or enforceability at any time is contested by any party to it.

         (t) if a default shall have occurred with respect to any indebtedness of the Company or under any agreement pursuant to which there is outstanding any such indebtedness of the Company, and such default shall have continued for more than any applicable period of grace;

         (u) if any Authorization necessary for the carrying out of the Project and the Company's business and operations generally, as well as the business and operations of each of its Subsidiaries or Affiliates or for the performance by the Company, each Subsidiary or Affiliate of its obligations under each Transaction Document is not obtained when required or otherwise at any time ceases to be in full force and effect, including in respect of the remittance to Williams or its assigns in freely convertible currency any amounts of dividends on, or proceeds of sale of, the Williams Shares and the relevant Authorization is not restored or reinstated within thirty (30) days of notice by Williams to the Company requiring that restoration or reinstatement;

         (v) if any provision of this Agreement is or becomes invalid, illegal or unenforceable;

         (w) if any of the Sponsor, the Company or CTBC are not in compliance in all respects with their obligations under mortgages, charges or other liens and contracts or arrangements, conditional or unconditional, set forth in Schedule 3.3(p) and the agreements with the International Finance Corporation mentioned in Section 3.3(q);

         (x) if any occurrences, events, circumstances or conditions which, individually or in the aggregate, constitute a material adverse change, shall have occurred or arisen after the date hereof, including any occurrences, events, circumstances or conditions which, notwithstanding the Sponsor's or the Company's disclosure to Williams prior to the Closing Date, have or with the passage of time or the giving of notice or both, would have a material adverse effect on William's rights under this Agreement or a material adverse effect on either the Company taken as a whole or on CTBC; or

         (y) if after the date hereof, the Sponsor or any of its Subsidiaries or Affiliates, excluding the Company, shall have acquired by any means, directly or indirectly, any shares of CTBC other than those expressly disclosed in this Agreement to be held, directly or indirectly, legally or beneficially, by such persons and entities.

                                    ARTICLE 7
                  CERTAIN RIGHTS AND OBLIGATIONS OF THE PARTIES

         Section 7.1 Tag Along Rights; Preemptive Rights; Williams Director. With respect to the Williams Shares acquired hereunder, Williams shall have the same rights as it has under Articles 7 and 8 of the Subscription and Shareholders Agreement.

         Section 7.2 Rights of First Notice. With respect to the Williams Shares acquired hereunder, Sponsor shall have the same rights as it has under Section
7.9 of the Subscription and Shareholders Agreement.

         Section 7.3 Public Offering. With respect to the Williams Shares acquired hereunder, Williams shall have the same rights as it has under Article 9 of the Subscription and Shareholders Agreement.

         Section 7.4 Miscellaneous Obligations. Seller and Sponsor hereby covenant and agree to be bound by and perform the obligations of Sponsor and Company set forth in Articles 10 and 11 of the Subscription and Shareholders Agreement and with respect to the Williams Shares acquired hereunder, Williams shall have the same rights as it has under Articles 10 and 11 of the Subscription and Shareholders Agreement.

                                    ARTICLE 8
                           OBLIGATIONS OF THE COMPANY

         Section 8.1 Termination of the Concession. If during the term of this Agreement the Concession Agreement is terminated for whatever reason, the proceeds derived from the termination of said agreement ("Termination Proceeds") payable to the Company by CTBC in accordance with the Concession Agreement and the applicable laws shall be immediately distributed by the Company to its Shareholders as cash dividends.

         Section 8.2 Vote on Cash Dividend Distribution. In the capacity of controlling Shareholder of the Company, the Sponsor hereby agrees to vote its shares in favor of the cash dividends distribution referred to in Section 8 and to cause the Company to hold the relevant shareholders meeting within thirty
(30) days following the actual receipt of the Termination Proceeds by the Company.

         Section 8.3 Affirmative Covenants. Unless Williams otherwise agrees, the Company shall, and shall cause each of its Subsidiaries and Affiliates to:

         (a) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial and business practices and maintain adequate insurance coverage of its business and assets pursuant to the minimum insurance requirements set forth in Schedule 5.1(c) hereto and Subsection (y) below;

         (b) carry out the Project in accordance with the Project description in
Schedule 2.1;

         (c) cause the financing specified in the Financial Plan to be applied exclusively to the Project;

         (d) promptly install and maintain the accounting and cost control system and management information system referred to in Section 5.1(b) of this Agreement, and maintain books of account and other records adequate to reflect truly and fairly its financial condition and the results of its operations (including the progress of the Project) in conformity with accounting principles which are generally accepted in Brazil, consistently applied;

         (e) maintain a Debt to Shareholders Equity Ratio not greater than 50/50;

         (f) as soon as available, but in any event within sixty (60) days after the end of each quarter of each Fiscal Year, deliver to Williams, in English at the Company's expense:

             (i) two (2) copies of the Company's complete Financial Statements and the complete Financial Statements of each of its Subsidiaries for such quarter prepared in conformity with accounting principles which are generally accepted in Brazil, consistently applied and, if requested by Williams, certified by an officer of the relevant company;

             (ii) a report on any factors materially affecting or which might materially affect the Company's business and operations or the business and operations of any of its Subsidiaries or its financial condition;

             (iii) during implementation of the Project, a report, in a form satisfactory to Williams, on the implementation and progress of the Project, including any factors materially affecting or which might materially affect the Project or the implementation of the Financial Plan;

             (iv) as requested by Williams, a semi-annual statement by the Company of all material transactions between the Company, any Subsidiary or Affiliate and any company of the Algar Group, and a certification by the chief financial officer of the Company and its Auditors that those transactions were and remain on the basis of arms'-length arrangements. For the purposes hereof, the term "material" shall mean any transaction (or a series of related transactions) valued at or resulting in a liability equal to or exceeding One Hundred Thousand U.S. Dollars (U.S.$100,000) or its Dollar Equivalent in Reais. For the purposes of such Auditor's certifications, the Auditors shall adhere to the reporting standards established (A) by the securities laws and regulations and stock exchange rules then in effect in Brazil, including without limitation, the rules and regulations promulgated by the Comisao de Valores Mobiliarios
(CVM) and (B) by December 31, 1997, by the securities laws and regulations and stock exchange rules then in effect in the United States of America, including without limitation, the rules and regulations promulgated under the Securities Acts of 1933 and 1934 and by the U.S. Securities and Exchange Commission; and

             (v) a statement of all shares, if any, of CTBC acquired during such quarter by the Sponsor or any of its Subsidiaries or Affiliates;

         (g) as soon as available but in any event within one hundred and twenty
(120) days after the end of each Fiscal Year, deliver to Williams, in English at the Company's expense:

             (i) two (2) copies of the complete Financial Statements of the Company and each of its Subsidiaries for such Fiscal Year (which are in agreement with its books of account and prepared in accordance with accounting principles which are generally accepted in Brazil, consistently applied), together with an audit report on them;

             (ii) a copy of any management letter or other communication from the Auditors to the Company or to any of its Subsidiaries commenting, with respect to such Fiscal Year, on, among other things, the adequacy of the relevant company's financial control procedures and accounting systems and management information system;

             (iii) a report by the Auditors certifying that, based on the relevant financial statements, the Company and its Subsidiaries were in compliance with the financial covenant contained in Subsection (e) above as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance;

             (iv) a review of the operations of both the Company and its Subsidiaries during such Fiscal Year, in a form satisfactory to Williams, containing the information listed in Schedule 12.3(g)(iv); and

             (v) a statement by the Company of all transactions between the Company, any Subsidiary or Affiliate and any company of the Algar Group during such Fiscal Year and a certification by the chief financial officer of the Company and its Auditors that those transactions were and remain on the basis of arms'-length arrangements; for the purposes of such Auditor's certifications, the Auditors shall adhere to the reporting standards established (A) by the securities laws and regulations and stock exchange rules then in effect in Brazil, including without limitation, the rules and regulations promulgated by the Comisao de Valores Mobiliarios (CVM) and (B) by December 31, 1997, by the securities laws and regulations and stock exchange rules then in effect in the United States of America, including without limitation, the rules and regulations promulgated under the Securities Acts of 1933 and 1934 and by the U.S. Securities and Exchange Commission; and

         (h) the Company shall request and make best efforts to obtain from its Affiliates as soon as possible the information and documentation referred to in Subsection (f) (i) and (ii) and Subsection (g) (i) through (iv) above and shall provide Williams with the relevant information and documentation as soon as they are available;

         (i) deliver to Williams promptly following receipt a copy of any management letter or other communication sent by the Auditors or any accountants retained by the Company and the Subsidiaries to the relevant company or to its management in relation to the financial, accounting and other systems, management or accounts of the relevant company if not provided pursuant to Subsection (g) (ii) above, in English at the Company's expense;

         (j) promptly notify Williams by facsimile not less than ten (10) days before any meeting of the Board of Directors and shareholders? meetings of the Company including the agenda of such meetings;

         (k) promptly deliver to Williams two (2) copies, in English at the Company's expense of:

             (i) all notices, reports and other communications of the Company to its shareholders; and

             (ii) the minutes of all board of directors? and shareholders' meetings;

         (l) promptly provide to Williams such information as Williams from time to time shall reasonably request about the Company and any company of the Company Group;

         (m) permit representatives of Williams to visit any of the premises where the businesses of the Company and its Subsidiaries are conducted and to have access to the books of account and records of the relevant company to the extent necessary to permit Williams an evaluation of the performance of the relevant company; provided that Williams notifies the Company in writing of the purpose of any of such visit at least fifteen (15) calendar days prior to the date of the proposed visit;

         (n) promptly notify Williams of any proposed change in the nature or scope of the Project or the business or operations of the Company and of any event or condition which might materially and adversely affect the carrying out of the Project or the carrying on of the Company's business or operations or the operations and business of any of its Subsidiaries or Affiliates;

         (o) promptly notify Williams by facsimile as soon as it becomes aware of any litigation or administrative proceedings before any Authority or arbitral body which materially and adversely affects or may have a material and adverse effect on the Company, any Subsidiary or Affiliate, its assets or the Project or on the ability of the relevant company to perform and observe its obligations under any Transaction Document, including this Agreement;

         (p) design, construct, operate and maintain all of its plant and equipment in compliance with the applicable laws and regulations, as well as the applicable environmental, occupational health and safety requirements of the Government of Brazil, the local authorities and applicable World Bank Guidelines;

         (q) within forty-five (45) calendar days after the end of each Fiscal Year, deliver to Williams an annual monitoring report, in the form specified by the International Finance Corporation, confirming compliance with the applicable national and local requirements and standards, as well as the compliance with the World Bank Guidelines referred to in Subsection (p) above or, as the case may be, detailing any non compliance together with the action being taken to ensure compliance;

         (r) if Arthur Andersen ceases to be the Auditors of the Company for any reason, appoint and maintain as the auditors of the Company another firm of independent public accountants of international standing and sound reputation;

         (s) obtain and maintain in force (or where appropriate, promptly renew) all Authorizations necessary for carrying out the Project and the Company's business and operations generally;

         (t) perform and observe all the conditions and restrictions contained in, or imposed on the Company by, any such Authorizations;

         (u) provide Williams within thirty (30) days prior to the start of each Fiscal Year with a plan detailing the Company Group's investment program in the Telecommunications and Information Technology Sector and funding of such program for the relevant Fiscal Year;

         (v) file all relevant tax returns and pay all taxes promptly upon the same becoming due except to the extent that the taxes are being contested in good faith and by appropriate means and an adequate reserve has been set aside with respect thereto;

         (w) cause its Subsidiaries and Affiliates to negotiate in good faith access and interconnect agreements with any other telecommunications operators in Brazil as may be required by the relevant Authorities;

         (x) contest where practicable all acts or proceedings by any governmental Authorities that might reasonably be expected to adversely affect any Concession, Portaria, license or consent necessary for the conduct of the operations of any company of the Company Group or the performance of the obligations of the relevant company in respect of the transactions contemplated hereby;

         (y) insure its assets and properties against general third party, including product liability covering all of its activities, with a minimum loss limit of one million Dollars ($1,000,000) Equivalent, naming Williams as "additional insured" under the liability policy and provide Williams with a statement of the Company's overall insurance strategy for the protection of its assets and operations;

         (z) comply with and cause its subsidiaries and Affiliates to comply with all of the provisions of the mortgages, charges and other liens or contracts and arrangements set forth in Schedule 3.3(p) and all of the agreements entered into with the International Finance Corporation mentioned in
Section 3.4(q);

         (aa) all: (i) dealings between the Sponsor or any of its Subsidiaries or Affiliates, on the one hand, and the Company or any company of the Company Group, on the other hand; and (ii) investments in any company of the Company Group, made directly or indirectly by shareholders, directors, officers and other top-level management personnel of any company of the Algar Group, shall be: (A) established and remain on normal arm's-length terms as if between unrelated parties and in accordance with the provisions of Brazilian corporate law regarding fiduciary duties of administrators in respect of Business Opportunities, and regarding the protection of minority shareholders' rights; and (B) disclosed to Williams in writing on a timely basis and in accordance with the reporting standards established by the securities laws and regulations and stock exchange rules then in effect in Brazil and the United States of America;

         (ab) prior to or at the Closing adopt a Board resolution substantially identical to the resolution described in Section 10.11 of the Subscription and Shareholders Agreement; and

         (ac) the Company shall take and it shall cause its Subsidiaries and Affiliates to take any action that Williams may reasonably request to give effect to the provisions contained in this Agreement, providing Williams with evidence thereof.

         Section 8.4 Negative Covenant. Unless Williams agrees, the Company shall not and shall cause each of its Subsidiaries not to: (a) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets (whether in a single transaction or in a series of transactions, related or otherwise) other than sales, transfers, leases or other forms of disposal in the ordinary course of business; (b) create or permit to exist any Lien on any of, its property, revenues or other assets, present or future, except for security created to secure all or any part of indebtedness incurred or assumed by the Company or by any of its Subsidiaries to pay all or any part of the purchase price of any property or assets acquired by the Company or by any of its Subsidiaries after the date of this Agreement, provided that any such security shall be confined solely to the property or asset so acquired; or (c) propose or vote in favor of any shareholder or Board resolution of the Company to increase the capital of the Company, if such resolution is in conflict with the anti-dilution rights of Williams under Brazilian law, the Estatuto Social of the Company, or the provisions of this Agreement, including without limitation, Sections 3.1(d), 4.1, 4.2(b)(iv), 7.8, 10.3(a)(ii), 10.6 and 10.7 of the
Subscription and Shareholders Agreement.

                                    ARTICLE 9
                              WILLIAMS PUT OPTION


         Section 9.1 Williams shall have the option, exercisable in its discretion, at any time during the Exercise Period, by delivering to the Sponsor a Notice of Exercise, with a copy to the Company, to sell to the Sponsor all, but not less than all, of the Option Shares then held by Williams at the greater of the Exercise Price or the Floor Price, and otherwise upon the terms and conditions of this Agreement, and the Sponsor hereby agrees to purchase and pay for such Option Shares in accordance herewith.

         Section 9.2 After receiving the Notice of Exercise, the Sponsor shall on the Settlement Date and at the Settlement Place, pay to Williams in full, in Dollars, in immediately available funds, to the bank account in the City of New York, New York, United States of America, designated by Williams, the Exercise Price.

         Section 9.3 Williams shall, on the Settlement Date at the Settlement Place, against payment in full of the Exercise Price for the Option Shares, execute in the relevant corporate books of the Company deeds of transfer for the Option Shares purchased by the Sponsor and shall, as appropriate, endorse in the name of the Sponsor or deliver to the Company for cancellation the share certificates (or the provisional share certificates) issued by the Company representing such Option Shares, free and clear of all Liens, together with all documents required to transfer title to such Option Shares to the Sponsor.

         Section 9.4 Without prejudice to any remedies available to Williams under this Agreement or otherwise, in the event that, after Williams shall have delivered a Notice of Exercise of the Sponsor, the Sponsor shall fail to purchase and pay for all or any of the Option Shares specified in the Notice of Exercise as herein provided, Williams shall be free to sell, transfer or otherwise dispose of any such unpurchased and unpaid Option Shares to a third party willing to purchase such unpurchased and unpaid Option Shares, without affecting any rights Williams may have against the Sponsor for the failure to purchase or pay for the Option Shares specified in the Notice of Exercise, including the rights set forth in Section 10.3(i) hereof.

         Section 9.5 Nothing in this Agreement shall limit the right of Williams, at any time, to sell, transfer or otherwise dispose of all of its Option Shares which are not then subject to a Notice of Exercise.

         Section 9.6 (a) The Sponsor shall not take any action, including, without limitation, voting in favor of any resolution of the Shareholders of the Company, which would permit the Estatuto Social of the Company to be amended in a way that may impair the exercise of, or that may alter or prejudice the rights of Williams in relation to the Put Option.

         (b) The Sponsor shall procure that any Shareholder of the Company waives whatever right of first refusal such Shareholder may have in respect of the transfer of the

Option Shares to the Sponsor (whether set out in the Estatuto Social of the Company or otherwise) insofar as it is necessary so to do in order to give effect to the provisions of the Put Option.

                                   ARTICLE 10
                                  MISCELLANEOUS


         Section 10.1 Information to Third Party. The Seller, the Company and the Sponsor agree to inform any Third Party and Investor of this Agreement and to cause the relevant party to adhere and be bound by all the terms and conditions set forth herein as a condition precedent to the actual acquisition and/or subscription of any Share of the Company.

         Section 10.2 Entire Agreement. This Agreement and the Subscription and Shareholders Agreement, and their respective Schedules and Exhibits, and all other documents delivered at the Closing, constitute the entire agreement of the parties hereto on the subject matter hereof, and can only be amended by a written instrument signed by all of the parties hereto.

         Section 10.3 Jurisdiction.

         (a) At the option of Williams, this Agreement may be enforced in the courts of the city of New York, State of New York located in the Southern District of New York, United States of America, or in the central courts of the city of Sao Paulo, State of Sao Paulo, Brazil. Final judgment issued by any of such courts shall be conclusive and may be enforced in the other courts referred to herein, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

         (b) By the execution and delivery of this Agreement, each of the Seller, the Company and the Sponsor irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which any of such party is a party and each of such parties designates, appoints and empowers CT Corporation System, Inc. with an office at 1633 Broadway, New York, NY 10019, United States of America as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding that Williams elects to bring in the State of New York. Notwithstanding the foregoing, Williams reserves the right to make personal service on each of the Seller, the Company and the Sponsor of any summons, complaint or other legal process in any action, suit or proceeding.

         (c) As long as this Agreement remains in force, each of the Seller, the Company and the Sponsor shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding Williams may bring in the courts of the City of New York in respect of this Agreement or any other Transaction Document to which any of the above parties is a party. The Seller, the Company and the Sponsor shall keep Williams advised of the identity and location of such agent.

         (d) Each of the Seller, the Company and the Sponsor also irrevocably consents, if for any reason the Seller's, the Company's or the Sponsor?s authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to the relevant party at its address specified in the opening of this Agreement. In such a case, Williams shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to the Seller, the Company or the Sponsor, as the case may be.

         (e) Service in the manner provided in Subsection (c) above in any such action, suit or proceeding shall be deemed personal service, shall be accepted by the Seller, the Company or the Sponsor, as the case may be, as such and shall be valid and binding upon the relevant party for all purposes of any such action, suit or proceeding.

         (f) Each of the Seller, the Company and the Sponsor irrevocably waives to the fullest extent permitted by applicable law:

             (i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceedings in any court referred to in this Section;

             (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

             (iii) its right of removal of any matter commenced by Williams in the courts of the State of New York to any court of the United States of America; and

             (iv) any and all rights to demand a trial be jury in any such action, suit or proceeding brought against the Seller and/or the Company and/or the Sponsor by Williams.

         (g) To the extent that any of the Seller, the Company or the Sponsor may be entitled in any jurisdiction referred to in Subsection (a) above to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which any of the above parties is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any such jurisdictions such immunity (whether or not claimed) may be attributed to it or its assets, each of the Seller, the Company and the Sponsor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of any of such jurisdictions.

         (h) To the extent that the Seller, the Company and/or the Sponsor may, in any suit, action or proceeding brought in any of the courts referred to in Subsection (a) above arising out of or in connection with this Agreement or any other Transaction Document to which the Seller, the Company and/or the Sponsor is a party, be entitled to the benefit of any provision of law requiring Williams in such suit, action or proceeding to post security for the costs of any of such parties (cautio judicatum solvi), or to post a bond or to take similar action, each of the Seller, the Company and the Sponsor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York, United States of America or Brazil.

         (i) If Williams brings any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which the Seller, the Company or the Sponsor is a party, in the central courts of the city of Sao Paulo, State of Sao Paulo, Brazil, as referred to in Subsection (a), any party hereto shall be entitled to claim in such Brazilian court the specific performance of the obligations assumed by the other parties hereunder or under any of the Transaction Documents, or any portion hereof or thereof, pursuant to the relevant articles of the Brazilian Code of Civil Procedure, including, but not limited to, Articles 461, 632, 639, as well as pursuant to Article 118 of Brazilian Law No. 6,404, enacted on December 15, 1976.

         (j) The parties hereto hereby acknowledge that the mere payment of damages by the defaulting party to the non-defaulting parties shall not be deemed appropriate indemnification for the failure by such defaulting party to comply with its obligations hereunder or under any of the Transaction Documents.

         Section 10.4 Counterparts. This Agreement may be signed in one or more counterpart copies all of which, when taken together, shall constitute one document.

         Section 10.5 Assignment. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. No party may assign or transfer any of its rights and obligations hereunder, provided that Williams may assign, in whole or in part, the Shares it comes to hold in the Company; and provided, further, that Williams may also assign to any Third Party which comes to acquire at least fifty per cent (50%) of the Williams Shares acquired hereunder the rights mentioned in Articles 7 and 9, but no other rights.

         Section 10.6 Translation and Registration. The Company agrees to effect an official translation of this Agreement into Portuguese, and subject to the prior review and approval of such translation by Williams or its advisors, to register this Agreement with the Cartorio de Registro de Titulos e Documentos in the relevant jurisdiction and to provide Williams with a copy of such translation and satisfactory evidence of the registration of this Agreement with the above mentioned "Cartorio".

         Section 10.7 Translation and Registration Costs. The Company agrees to bear all the costs and expenses and to pay any and all taxes, charges or fees that may be levied or assessed on the translation and registration of this Agreement with the "Cartorio" referred to in the preceding Section.

         Section 10.8 Taxes. The Company shall also pay all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue and delivery of the Williams Shares and the translation, registration or notarization of any documents related to this Agreement or to the Williams Shares, and shall, upon notice from Williams, reimburse Williams or its assigns for any such taxes, duties, fees or other charges paid by Williams or its assigns thereon. The Sponsor shall pay all taxes, duties, fees and other charges incurred in connection with the enforcement, sale, transfer or delivery of the Option Shares and any documents related thereto so that Williams receives in its bank account the Exercise Price without deduction for or on account of any such taxes, duties, fees or other charges. The Company or the Sponsor, as the case may be, shall reimburse Williams for any such charges paid by Williams thereon.

         Section 10.9 Fees and Expenses. The Company shall pay or cause to be paid to Williams or as Williams may direct:

         (a) the fees and expenses of Williams' counsel in Brazil incurred in connection with: (i) the preparation of Williams' investment in the Company;
(ii) the preparation, review, execution and, where appropriate, registration, delivery and translation of each Transaction Document, including this Agreement, the Williams Shares and any other documents related to this Agreement or the Williams Shares; (iii) the giving of any legal opinion required by Williams under this Agreement; (iv) any amendment or modification to, or waiver under, this Agreement; (v) the registration (where appropriate) and delivery of the evidences of payments by or to Williams in relation to the Williams acquisition hereunder; and (vi) the exercise by Williams of its rights or powers consequent upon, or arising out of, the occurrence of any Event of Suspension and/or Cancellation; and

         (b) all of Williams' reasonable costs and expenses, including legal fees, incurred by Williams in relation to the protection or enforcement, or attempted protection or enforcement, of any rights under this Agreement.

         Section 10.10 Notices and Requests. Any notice, request or other communication to be given or made under this Agreement shall be in writing and except as otherwise provided in this Agreement it shall be deemed to have been duly given or made when it shall be delivered by hand, mail (or airmail if sent to another country), cable, telex or telecopier to the party to which it is required or permitted to be given or made at the relevant address for communications of such party which is specified at the opening of this Agreement or at such other address for communication as any party shall have designated by notice to the parties giving or making such notice, request or other communication.

         Section 10.11 Evidence of Authority. The Seller shall furnish to Williams the Certificate of Incumbency and Authority, that is, a certificate, in the form of Exhibit 1.1(v) and in substance satisfactory to Williams, evidencing the authority of the person or persons who will, on behalf of the Seller, sign the requests and certifications provided for in this Agreement, or take any other action or execute any other document required or permitted to be taken or executed by the Seller under this Agreement, and the authenticated specimen signature of each such person.

         Section 10.12 Saving of Rights.

         (a) No course of dealing or waiver by Williams in connection with any condition of Williams acquisition of the Williams Purchased Shares shall impair any right, power or remedy of Williams with respect to any other condition, or be construed to be a waiver thereof.

         (b) Unless otherwise notified to the Seller, the Company or the Sponsor by Williams and without prejudice to the generality of Subsection (a) above, the right of Williams to require compliance with any condition under this Agreement which may be waived by Williams in respect of the Williams acquisition of the Williams Purchased Shares or in connection with any right granted to Williams hereunder is expressly preserved for the purposes of future exercise of any of the Williams' rights hereunder.

         (c) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to Williams upon any default under this Agreement or any other agreement, including the other Transaction Documents, shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of Williams in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of Williams in respect of any other default.

         (d) Waiver of a breach of this Agreement or of any power, right authority, discretion or remedy arising upon a breach of this Agreement must be in writing and signed by the party granting the waiver. A breach of this Agreement is not waived by any failure or delay in exercise, or partial exercise, of any power, right, authority, discretion or remedy. A power, right, authority, discretion or remedy created or arising upon a breach of this Agreement is not waived by any failure or delay in the exercise, or a partial exercise, of that or any other power, right, authority, discretion or remedy.

         Section 10.13 English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company or the Sponsor, as the case may be, which English translations shall be the governing version between the parties hereto.

         Section 10.14 Term of Validity. This Agreement shall be valid as of the date of its signing and shall continue to be in full force until the earlier of
(i) ten (10) years after the date of its signing, or (ii) the date on which Williams ceases to hold at least fifty per cent (50%) of the Williams Shares subscribed pursuant to this Agreement.

         Section 10.15 No Deduction. Any payments to Williams hereunder associated with or resulting from the implementation of any transaction contemplated to herein shall be made without deduction on or for the account of any taxes, fees, duties or other charges.

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in its names, as of the date first above written.

                         ABC INDUSTRIA E COMERCIO S.A. - ABC INCO

                         By:
                                --------------------------------------
                         Name:
                                --------------------------------------
                         Title:
                                --------------------------------------


                         LIGHTEL S.A. TECNOLOGIA DA INFORMACAO

                         By:
                               --------------------------------------
                         Name:
                               --------------------------------------
                         Title:
                               --------------------------------------



                         ALGAR S.A. - EMPREEENDIMENTOS E PARTICIPACOES

                         By:
                              -----------------------------------------
                         Name:
                              ----------------------------------------
                         Title:
                               ---------------------------------------

                         WILLIAMS INTERNATIONAL TELECOM LIMITED

                         By:  /s/ JOHN C. BUMGARNER, JR.
                              ----------------------------------------
                         Name:
                               ---------------------------------------
                         Title:
                               ---------------------------------------




         Witnesses:

         1.
           ---------------------------
         Name
         ID No.

         2.
          ----------------------------
         Name
         ID No.